UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2008

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On May 29, 2008, the board of directors of Marvell Technology Group Ltd. (the “Company”) appointed Clyde R. Hosein, age 48, as Chief Financial Officer of the Company effective as of June 23, 2008. George de Urioste will remain as interim Chief Financial Officer until June 23, 2008. From March 2003 until joining the Company, Mr. Hosein was chief financial officer for Integrated Device Technology, Inc., a publicly traded company that develops and delivers mixed signal semiconductor solutions to the communications, computing and consumer end markets.  From 2001 to 2003, Mr. Hosein was the chief financial officer for Advanced Interconnect Technologies. From 1997 to 2001, Mr. Hosein was the chief financial officer and senior director of corporate planning of Candescent Technologies Corporation. Previous to Candescent, Mr. Hosein spent over 14 years with IBM Corporation, where he held several positions within their storage, microelectronics, data systems and corporate divisions. Mr. Hosein serves on the board of directors of Cree Inc., a semiconductor company. Mr. Hosein holds an M.B.A. from New York University Stern School of Business and a B.S. in Industrial Engineering from Polytechnic University in New York.

In connection with Mr. Hosein’s employment with the Company, Mr. Hosein and the Company entered into an employment offer letter executed on May 29, 2008 (the “Offer Letter”), which provides for, among other things the following compensation arrangements:

(i) A base annual salary of $450,000 and an annual incentive opportunity target up to 80% of Mr. Hosein’s base salary.  Half of the annual incentive bonus will be based on the Company’s overall performance and half will be based on metrics that are mutually agreed upon. Payment of the bonus may be made in a combination of cash, options and/or restricted stock units.

(ii) A sign-on bonus of $350,000, subject to monthly pro-rata repayment over the first 24 months of employment if Mr. Hosein voluntarily terminates his employment with the Company without Good Reason (as defined in the Offer Letter) or if the employment is terminated by the Company for Cause (as defined in the Offer Letter) or for breach of Company policy or for performance related reasons.

(iii) A grant of a time-based option to purchase 450,000 common shares of the Company, which will vest at a rate of 1/5th of the shares subject to the option after the first year of employment and 1/60th of the shares subject to the option each full month of employment thereafter for the next four years.

(iv) A grant of a performance-based option to purchase 200,000 common shares of the Company, which will vest over five annual performance periods if the target earnings per share (the “Target EPS”) is two times the Baseline EPS (as defined in the Offer Letter).  The grant will be divided into five separate and equal annual performance segments (each a “Segment”) of 40,000 unvested options.  If the Actual EPS (as defined in the Offer Letter) for any annual performance period is less than Target EPS, the identically numbered Segment options shall not vest immediately, but shall be added to the unvested Segment options of the following year’s Segment.  If at the end of five years, any unvested performance-based stock options remain unvested as a result of not having met or exceeded the Target EPS during the final performance period then the remaining unvested options shall expire. EPS will be proportionately adjusted by the Executive Compensation Committee for any stock split, reverse stock split, stock dividend, share combination, recapitalization or similar event effected subsequent to the date of grant.

(v) A payment of severance benefits if within 12 months of a change of control, the Company terminates his employment other than for Cause (as defined in the Offer Letter), if Mr. Hosein terminates his employment for Good Reason (as defined in the Offer Letter) or if Mr. Hosein’s employment is terminated within 30 days after being removed as Chief Financial Officer of the ultimate parent corporation of the surviving entity. In the event one of the foregoing occurs, then:

•                  the sign-on bonus repayment obligation, if then in effect, will be forgiven;

•                  Mr. Hosein will be entitled to immediate vesting of all stock options that would have vested in the one-year period following termination; and

•                  Mr. Hosein will be entitled to a lump sum payment equal to 12 months of Mr. Hosein’s then current salary and target incentive payments.

(vi) A payment of severance benefits if the Company terminates his employment without Cause (as defined in the Offer Letter) or if Mr. Hosein terminates his employment for Good Reason (as defined in the Offer Letter). In the event one of the foregoing occurs, then:

•                  Mr. Hosein will be entitled to receive a lump sum payment equal to 12 months of his then current salary and target incentive payments; and

•                  Mr. Hosein will be entitled to immediate vesting of any unvested portion of the 450,000 time-based options that would have vested in the one-year period following the termination date;

provided that if Mr. Hosein terminates his employment voluntarily and not for Good Reason (as defined in the Offer Letter) he will receive no further salary or incentive payments beyond those he would ordinarily be entitled to through the date of termination, all equity award vesting will cease on the termination date and he will forfeit all rights to any portion of any equity award that was unvested on the termination date.

The receipt of any severance or other benefits will be subject to Mr. Hosein signing and not revoking a standard separation agreement and mutual release of claims.

Also in connection with Mr. Hosein’s employment with the Company, the Company and Mr. Hosein will enter into an indemnification agreement, which will provide, among other things, that subject to the procedures set forth in the indemnification agreement, the Company will indemnify Mr. Hosein to the fullest extent permitted by law in the event he was, is or becomes a Participant (as defined in the indemnification agreement) in, or is threatened to be made a Participant in, a Proceeding (as defined in the indemnification agreement) by reason of an Indemnifiable Event (as defined in the indemnification agreement).  The indemnification agreement also provides for the Company to advance expenses to Mr. Hosein, subject to certain conditions as set forth in the agreement.

The foregoing summary of the employment offer letter and the indemnification agreement are qualified in their entirety by reference to the full text of such agreements referenced as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Appointment of Acting Chief Operating Officer

Concurrently with the appointment of Mr. Hosein as Chief Financial Officer, Mr. de Urioste will resign as the interim Chief Financial Officer of the Company effective as of June 23, 2008 and transition to the role of Acting Chief Operating Officer, effective as of June 23, 2008. Dr. Pantas Sutardja, who has been acting as the Company’s Acting Chief Operating Officer, will relinquish these responsibilities and will continue as the Company’s Chief Technology Officer and Chief Research and Development Officer.

Press Release

On May 29, 2008, the Company issued a press release announcing the appointment of Mr. Hosein as Chief Financial Officer effective as of June 23, 2008, and Mr. de Urioste’s coincident resignation as interim Chief Financial Officer and immediate appointment as Acting Chief Operating Officer, and, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	Employment Offer Letter executed on May 29, 2008 between the Company and Clyde Hosein.

	10.2	Form of Indemnification Agreement between the Company and Clyde Hosein.

	99.1	Press Release dated May 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 29, 2008

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ George de Urioste
George de Urioste
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Offer Letter executed on May 29, 2008 between the Company and Clyde Hosein.
10.2	Form of Indemnification Agreement between the Company and Clyde Hosein.
99.1	Press Release dated May 29, 2008.